Exhibit 4.6

WELLS FARGO BANK, NATIONAL ASSOCIATION

As trustee (the “Trustee”) under the Indenture, dated as of November 1, 2012, among WMG Acquisition Corp., a Delaware corporation (the “Company”), the Guarantors from time to time party thereto (the “Guarantors”), the Trustee and Credit Suisse AG, as Notes Authorized Agent and as Collateral Agent, as amended prior to the date hereof.

TO

WMG Acquisition Corp.

a Delaware Corporation

Satisfaction and Discharge of Indenture

Dated as of October 18, 2016

Discharging the Indenture, dated as of November 1, 2012, among the Company, the

Guarantors and the Trustee, as amended prior to the date hereof and as supplemented by the First Supplemental Indenture, dated as of November 1, 2012, among the Company, the

Guarantors and the Trustee.

SATISFACTION AND DISCHARGE OF INDENTURE

THIS DOCUMENT, dated as of October 18, 2016 (hereinafter referred to as the “Satisfaction of Indenture”), relates to that certain Indenture, dated as of November 1, 2012 (the “Base Indenture”), among WMG Acquisition Corp. (the “Company”), the Guarantors from time to time party thereto (the “Guarantors”), Wells Fargo Bank, National Association, as trustee (the “Trustee”) and Credit Suisse AG, as Notes Authorized Agent and as Collateral Agent, as amended by the Third Supplemental Indenture, dated as of March 4, 2013 (the “Third Supplemental Indenture”), among the Company, the Guarantors and the Trustee and as supplemented by the First Supplemental Indenture, dated as of November 1, 2012, among the Company, the Guarantors and the Trustee (the “First Supplemental Indenture” and, together with the Third Supplemental Indenture and the Base Indenture, the “Indenture”). Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Indenture.

WHEREAS, on October 18, 2016 (the “Redemption Notice Date”), the Company delivered a notice of redemption (the “Redemption Notice”) relating to all of its outstanding 6.250% Senior Secured Notes due 2021 (the “Euro Notes”) that had not been tendered to the Company and accepted by the Company for payment as of October 18, 2016 (the “Remaining Notes”);

WHEREAS, on October 18, 2016, €134,507,700 in aggregate principal amount of Euro Notes have been tendered to the Company and accepted by the Company for payment, and such tendered Euro Notes have been cancelled;

WHEREAS, the Company has irrevocably deposited or caused to be deposited with Société Générale Bank & Trust (the “Paying Agent”) trust funds solely for the benefit of the Holders, cash in euros in an amount as will be sufficient to pay and discharge the entire amount of the Remaining Notes not heretofore delivered to the Trustee for cancellation, for principal of, and premium and accrued interest on, the Remaining Notes to January 15, 2017, the date specified in the Redemption Notice for redemption of the Remaining Notes (the “Redemption Date”);

WHEREAS, the Company has delivered irrevocable instructions to the Trustee and Paying Agent to apply the deposited funds toward the payment of the principal of and premium on the Remaining Notes and accrued interest thereon to the Redemption Date;

WHEREAS, the Company has delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that all covenants and conditions precedent under the Indenture relating to the termination of its obligations under the Remaining Notes, the Indenture have been complied with; and

WHEREAS, pursuant to Section 8.01 of the Indenture, the Company has requested the Trustee to cancel and discharge the Indenture and to execute and deliver to the Company this Satisfaction of Indenture;

NOW, THEREFORE, THIS SATISFACTION OF INDENTURE WITNESSETH:

ARTICLE I

Satisfaction and Discharge

The Trustee, pursuant to the provisions of Section 8.01 of the Indenture, hereby acknowledges that the Company’s obligations under the Indenture and the Remaining Notes have been satisfied and hereby cancels the Indenture and the Remaining Notes, and the Indenture is hereby discharged and hereby ceases to be of further effect as to all Remaining Notes outstanding except with respect to those obligations that the Indenture provides shall survive the satisfaction and discharge thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, WELLS FARGO BANK, NATIONAL ASSOCIATION has caused its corporate name to be hereunto affixed, and this instrument to be signed by one of its responsible officers, all as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

/s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President

[Signature Page to Existing Secured Notes Satisfaction and Discharge]